                                                                     EXHIBIT 11

                                                               Three Months Ended September 30,
                                       ------------------------------------------------------------------------
                                                      2000                                       1999
                                       ------------------------------------------------------------------------
                                                    Number of   Per Share                 Number of   Per Share
                                       Net Income    Shares       Amount     Net Income     Shares     Amount
                                       ------------------------------------------------------------------------
 ($ in thousands, except per share data)
 Basic EPS
       Net Income                      $   11,144      18,889   $    0.59    $    8,575      17,390   $    0.49

 Effect of dilutive securities
       Options                                  -         137           -             -         162           -
       Warrants                                 -           -           -             -           -           -
       Stock appreciation rights                -           -           -             -           -           -

                                       ----------------------------------    ----------------------------------
 Diluted EPS                           $   11,144      19,026   $    0.59    $    8,575      17,552   $    0.49
                                       ==================================    ==================================

                                                                Nine Months Ended September 30,
                                       ------------------------------------------------------------------------
                                                      2000                                   1999
                                       ------------------------------------------------------------------------
                                                    Number of   Per Share                 Number of   Per Share
                                       Net Income    Shares       Amount     Net Income     Shares     Amount
                                       ------------------------------------------------------------------------
 ($ in thousands, except per share data)
 Basic EPS
       Net Income                      $   33,801      17,893   $    1.89    $   34,521      17,390   $    1.99

 Effect of dilutive securities
       Options                                  -          42       (0.01)            -          74       (0.01)
       Warrants                                 -           -           -             -           -           -
       Stock appreciation rights                -           -           -             -           -           -

                                       ----------------------------------    ----------------------------------
 Diluted EPS                           $   33,801      17,935   $    1.88    $   34,521      17,464   $    1.98
                                       ==================================    ==================================
